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                                                                     EXHIBIT 5.1

                    [LETTERHEAD OF HAWAIIAN AIRLINES, INC.]
                               DECEMBER 23, 1998

Hawaiian Airlines, Inc.

3375 Koapaka Street

Suite G350

Honolulu, HI 96819

    Re:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

    I have acted as counsel for Hawaiian Airlines, Inc., a Hawaii corporation (the "Company"), in connection with the Registration Statement of the Company on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the registration of 5,643,010 shares of Common Stock (the "Common Stock") of the Company held by Airline Investors Partnership, L.P., AMR Corporation, Martin Anderson and Robert R. Midkiff.

    In connection therewith, I have examined, among other things, the Registration Statement. I have also examined such corporate proceedings, documents, records and matters of law as I have deemed necessary for purposes of rendering this opinion.

    Based upon the foregoing, and in reliance thereon, I am of the opinion that the shares of Common Stock are validly issued, fully paid and nonassessable.

    I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

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                                                 Very truly yours,

                                                  /s/ LYN F. ANZAI
                                     -----------------------------------------
                                                    Lyn F. Anzai
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